Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”), dated March 25, 2011 by and between Double Eagle Holdings, Ltd., a corporation organized under the laws of the State of Nevada, with offices located at 5403 McChesney Drive, Charlotte, NC 28269 (the “Corporation”), and Aitan Zacharin, an individual residing at 21244 Harbor Way, Suite 212, Miami, Florida 33180 (the “Employee”).

1.           EMPLOYMENT DUTIES

(a)           General Duties.   Employee shall serve as the Chief Marketing Officer and Chief Information Officer of the Corporation with duties and responsibilities that are customary for such position.   Employee shall also perform services for such subsidiaries, if any, as may be necessary.   Employee shall perform his duties and discharge his responsibilities pursuant to this Agreement competently, carefully and faithfully.

(b)           Devotion of Time.   Employee shall devote such time, attention and energies to the affairs of the Corporation as necessary to completely and adequately perform his duties (the “Devotion of Time”).

2.           TERM

The term (“Term”) of Employee’s employment shall be on an at-will basis from the execution date of this Agreement unless terminated earlier under Section 7 of this Agreement.

3.           COMPENSATION

(a)           As compensation for the performance of his duties on behalf of the Corporation, Employee shall receive the following:

(i)           Base Salary.     In consideration of the work to be performed for the Devotion of Time, Employee shall receive a base salary of Eighteen Thousand Dollars ($18,000) per month (the “Base Salary”), payable semi-monthly.   The Base Salary shall be paid at such time as the Corporation has sufficient funds to make such payment.

(ii)          Sign-On Bonus.  The Corporation shall issue to Employee Six Million Four Hundred Thousand (6,400,000) shares of common stock of the Corporation on the date of execution of this Agreement as a sign-on bonus.

(iii)         Performance Bonus.  Employee may be entitled to receive a discretionary performance bonus based upon the sales and profitability of the Corporation payable in cash or equity in the sole and absolute discretion of both the Compensation Committee and the Board of Directors of the Corporation.

(b)           The Corporation shall reimburse Employee for all normal, usual and necessary expenses incurred by Employee, including all travel, lodging and entertainment, against receipt by the Corporation, as the case may be, of appropriate vouchers or other proof of Employee’s expenditures and otherwise in accordance with any Expense Reimbursement Policy as may from time to time be adopted by the Corporation. Expenses which in the aggregate exceed One Thousand Dollars ($1,000) per month will require advance approval in writing. All expenses are to be paid monthly.

(c)           The Corporation shall provide Employee with full advance indemnification to the extent permitted by Nevada law and the certificate of incorporation and bylaws of the Corporation, including indemnification for activities of all subsidiaries.

(d)           The Employee shall be entitled to four (4) weeks paid vacation per year while employed in accordance with the Corporation’s policies.

4.           REPRESENTATIONS AND WARRANTIES BY EMPLOYEE

(a)           Employee hereby represents and warrants to the Corporation as follows:

(i)           Neither the execution and delivery of this Agreement nor the performance by Employee of his duties and other obligations hereunder violates or will violate any statute, law, determination or award, or conflict with or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which Employee is a party or by which he is bound.

(ii)           Employee has the full right, power and legal capacity to enter into and deliver this Agreement and to perform his duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of Employee enforceable against his in accordance with its terms. No approvals or consents of any persons or entities are required for Employee to execute and deliver this Agreement or perform his duties and other obligations hereunder.

(iii)           Employee understands that some or all of the stock received by Employee pursuant to Section 3(a) (iii) hereof will not be registered under the United States Securities Act of 1933, as amended (the “1933 Act”), and acknowledges that he will be obligated to agree, as a condition to the issuance thereof, that he will acquire such stock for his own account for investment and not with a view to, or for resale in connection with a distribution thereof, and will bear the economic risk of his investment in such stock for an indefinite period of time.

5.           CONFIDENTIAL INFORMATION

(a)           Employee agrees that during the course of his employment or at any time thereafter, he will not disclose or make accessible to any other person, the Corporation’s products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business information of the Corporation or any affiliates or any of their clients. Employee agrees: (i) not to use any such information for himself or others, and (ii) not to take any such material or reproductions thereof from the Corporation’s facilities at any time during his employment by the Corporation. Employee agrees immediately to return all such material and reproductions thereof in his possession to the Corporation upon request and in any event upon termination of employment.

(b)           Except with prior written authorization by the Corporation, Employee agrees not to disclose or publish any of the confidential, technical or business information or material of the Corporation, its clients or any other party to whom the Corporation owes an obligation of confidence, at any time during or after his employment with the Corporation.

(c)           In the event that Employee breaches any provisions of this Section 5 or there is a threatened breach, then, in addition to any other rights which the Corporation may have, the Corporation shall be entitled, without the posting of a bond or other security, to injunctive relief to enforce the restrictions contained herein. In the event that an actual proceeding is brought in equity to enforce the provisions of this Section 5, Employee shall not urge as a defense that there is an adequate remedy at law, nor shall the Corporation be prevented from seeking any other remedies which may be available. In addition, Employee agrees that in event that he breaches the covenants in this Section 5, in addition to any other rights that the Corporation may have, Employee shall be required to pay to the Corporation any amounts he receives in connection with such breach.

(d)           Employee recognizes that in the course of his duties hereunder, he may receive from the Corporation or others information which may be considered “material, non-public information” concerning a public company that is subject to the reporting requirements of the United States Securities and Exchange Act of 1934, as amended. Employee agrees not to:

(i)           Buy or sell any security, option, bond or warrant while in possession of relevant material, non-public information received from the Corporation or others in connection herewith;

(ii)          Provide the Corporation with information with respect to any public company that may be considered material, non-public information, unless first specifically agreed to in writing by the Corporation; and

(iii)         Buy or sell any security, option, bond or warrant other than in accordance with the terms of the Corporation’s trading policy.

6.           INVENTIONS DISCOVERED BY THE EMPLOYEE

Employee shall promptly disclose to the Corporation any invention, improvement, discovery, process, formula, or method or other intellectual property, whether or not patentable or copyrightable (collectively, "Inventions"), conceived or first reduced to practice by Employee, either alone or jointly with others, while performing services hereunder (or, if based on any “material, non-public information”, within one (1) year after the Term), (a) which pertain to any line of business activity of the Corporation, whether then conducted or then being actively planned by the Corporation, with which Employee was or is involved, (b) which is developed using time, material or facilities of the Corporation, whether or not during working hours or on the Corporation premises, or (c) which directly relates to any of Employee’s work during the Term, whether or not during normal working hours. Employee hereby assigns to the Corporation all of Employee’s right, title and interest in and to any such Inventions. During and after the Term, Employee shall execute any documents necessary to perfect the assignment of such Inventions to the Corporation and to enable the Corporation to apply for, obtain and enforce patents, trademarks and copyrights in any and all countries on such Inventions, including, without limitation, the execution of any instruments and the giving of evidence and testimony, without further compensation beyond Employee’s agreed compensation during the course of the Employee’s employment. All such acts shall be done without cost or expense to Employee. Employee shall be compensated for the giving of evidence or testimony after the term of Employee’s employment at the rate of $650 per day. Without limiting the foregoing, Employee further acknowledges that all original works of authorship by Employee, whether created alone or jointly with others, related to Employee’s employment with the Corporation and which are protectable by copyright, are "works made for hire" within the meaning of the United States Copyright Act, 17 U.S.C. (S) 101, as amended, and the copyright of which shall be owned solely, completely and exclusively by the Corporation. If any Invention is considered to be work not included in the categories of work covered by the United States Copyright Act, 17 U. S. C. (S) 101, as amended, such work is hereby assigned or transferred completely and exclusively to the Corporation. Employee hereby irrevocably designates counsel to the Corporation as Employee’s agent and attorney-in-fact to do all lawful acts necessary to apply for and obtain patents and copyrights and to enforce the Corporation's rights under this Section 6. This Section 6 shall survive the termination of this Agreement. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, Employee hereby waives such Moral Rights and consents to any action of the Corporation that would violate such Moral Rights in the absence of such consent. Employee agrees to confirm any such waivers and consents from time to time as requested by the Corporation.

7.           TERMINATION

(a)             Employee’s employment hereunder shall continue as set forth in Section 2 hereof unless terminated upon the first to occur of the following events:

(i)	the death of Employee,

(ii)	the disability of the Employee (as defined in paragraph (b)); and

(iii)	the determination that the there is cause (as hereinafter defined) for such termination upon ten (10) days prior written notice to Employee.

(b)           For purposes hereof, the term "disability" shall mean the inability of Employee, due to illness, accident or any other physical or mental incapacity, to perform his duties in a normal manner for a period of three (3) consecutive months or for a total of six (6) months (whether or not consecutive) in any twelve (12) month period during the term of this Agreement.

(c)           For purposes hereof, "cause" shall mean and be limited to: (i) Employee's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of the Corporation or its subsidiaries or which constitutes a felony in the jurisdiction involved; (ii) Employee's performance of any act or his failure to act, for which if he were prosecuted and convicted, a crime or offense involving money or property of the Corporation or its subsidiaries, or which would constitute a felony in the jurisdiction involved would have occurred, or (iii) Employee's continuing, repeated, willful failure or refusal to perform his duties required by this Agreement, provided that Employee shall have first received written notice from the Corporation stating with specificity the nature of such failure and refusal and affording Employee an opportunity, as soon as practicable, to correct the acts or omissions complained of.  Whether or not "cause" shall exist in each case shall be determined by the Board of Directors of the Corporation in its sole discretion.

(d)           In the event Employee is terminated for cause, he will be entitled only to his accrued salary through the date of termination and nothing more.  In the event Employee is terminated by reason of his death, all amounts thereafter payable to Employee hereunder shall be paid to (or as directed by) his estate.  In the event Employee is terminated by reason of his disability, all amounts thereafter payable to Employee hereunder shall be paid to him or his legal representative, as the case may be.

8.           NOTICES

Any notice or other communication under this Agreement shall be in person or in writing and shall be deemed to have been given: (i) when delivered personally against receipt therefor, (ii) one (1) day after being sent by Federal Express or similar overnight delivery, (iii) three (3) days after being mailed registered or certified mail, postage prepaid, return receipt requested, to either party at the address set forth above, or to such other address as such party shall give by notice hereunder to the other party, or (iv) when sent by facsimile, followed by oral confirmation and with a hard copy sent as in (ii) or (iii) above.

9.           SEVERABILITY OF PROVISIONS

If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

10.           ENTIRE AGREEMENT MODIFICATION

This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

11.           BINDING EFFECT

The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Corporation, its successors and assigns, and upon Employee and his legal representatives. This Agreement constitutes a personal service agreement, and the performance of the Employee’s obligations hereunder may not be transferred or assigned by the Employee.

12.           NON-WAIVER

The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms; conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

13.           GOVERNING LAW, DISPUTE RESOLUTION

This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida of the United States of America without regard to principles of conflict of laws.

14.           HEADING

The headings of paragraphs are inserted for convenience and shall not affect any interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

DOUBLE EAGLE HOLDINGS, LTD.

By: /s/ Maurice E. Durschlag
Name:  Maurice E. Durschlag
Title: President

Signed and Agreed to:

/s/ Aitan Zacharin
Aitan Zacharin